UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2024

GRYPHON DIGITAL MINING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(877) 646-3374

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Committee Membership

The board of directors (the “Board”) of Gryphon Digital Mining, Inc. (the “Company”) has updated the membership of its standing committees. Set forth below is a list of the committee memberships of the Board as of October 25, 2024:

Committee	Members
Audit Committee	Jimmy Vaiopoulos Brittany Kaiser Jessica Billingsley

Compensation Committee	Jessica Billingsley Brittany Kaiser Heather Cox

Nominating and Corporate Governance Committee	Heather Cox Brittany Kaiser Jessica Billingsley

Claim

As previously disclosed, on September 17, 2024, Robby Chang was terminated as Chief Executive Officer and President of Gryphon for cause, with immediate effect, by the Board. Mr. Chang remains a member of the Board.

On October 21, 2024, the Company received notice that both it and Ivy Crypto, Inc., a wholly owned direct subsidiary of the Company, have been named as defendants in a complaint filed by Mr. Chang in the Ontario Superior Court of Justice in Canada, alleging wrongful termination (the “Claim”). The Company intends to defend this matter vigorously.

On October 22, 2024, the Board created a special committee to oversee the Company’s handling of the Claim made up of Steve Gutterman, Jimmy Vaiopoulos, Dan Tolhurst and Jessica Billingsley.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: October 25, 2024	By:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Chief Executive Officer

2